Loan agreement and Promissory Note

December 31, 2010

I, James Jesse, agree to loan National Automation Services, Inc. (NAS) located at 2470 St. Rose Parkway Suite 314, Henderson, Nevada the sum of $9,500 according to the following terms and conditions:

The $9,500 is being loaned to NAS with an interest rate of 10% (annual) as of December 31, 2010.

The loan in principle and interest is payable on demand.

/s/ James Jesse

James Jesse

/s/ Robert Chance

Robert Chance

CEO National Automation Services, Inc.